UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of report (Date of earliest event reported): May 15, 2008

Captaris, Inc.

(Exact Name of Registrant as Specified in its Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 116th Avenue SE, Suite 400 Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 455-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2008, Captaris, Inc. (“Captaris”) entered into an amendment (the “Amendment”) to its Credit Agreement, dated January 2, 2008 (the “Credit Agreement”), with Wells Fargo Foothill, LLC, as administrative agent and sole lender.

The Amendment modified certain definitions and provisions of the Credit Agreement, including amending the minimum EBITDA financial covenant and definition of EBITDA, and adding a new event of default in the event Captaris (i) fails to receive a principal payment on the loan it made to its wholly owned subsidiary, Captaris Document Technologies GmbH, in an amount not less than $4 million by July 31, 2008 or (ii) fails to use at least $4 million of such principal payment to repay advances made under the Credit Agreement promptly upon receipt of such principal payment and in no event later than July 31, 2008.

The description of the Amendment contained in this report is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.Description

10.1	Amendment Number Two to Credit Agreement, dated May 15, 2008, by and among Captaris, Inc., as borrower, Wells Fargo Foothill, LLC, as administrative agent and sole lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2008	CAPTARIS, INC.

	By:	/s/ Peter Papano
Peter Papano Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number Two to Credit Agreement, dated May 15, 2008, by and among Captaris, Inc., as borrower, Wells Fargo Foothill, LLC, as administrative agent and sole lender.